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                                  Exhibit 10.06

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

            AGREEMENT made as of the 24 day of March, 2003, by and between COMMERCE PARK REALTY, LLC, a Connecticut limited liability company having an address at 7 Finance Drive, Danbury, Connecticut 06810 ("LESSOR") and ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation having an address at 7 Commerce Drive, DANBURY, Connecticut 068 10 ("LESSEE").

                                    RECITALS

            A. Lessee has leased certain land and improvements known as 7 Commerce Drive, Danbury, Connecticut (the "LEASED PREMISES"), pursuant to a lease dated December 23, 1994 between Melvyn J. Powers and Mary P. Powers, d/b/a M&M Realty, as original lessor, and Lessee, as lessee (the "ORIGINAL LEASE") as amended by First Amendment To Agreement Of Lease between Lessor and Lessee dated as of November 22, 2000 (the "FIRST AMENDMENT"; collectively with the Original Lease referred to herein as the "LEASE").

            B. Lessee has requested that Lessor agree to extend the initial term of the Lease for an additional two (2) year period.

            C. As a condition to granting its consent to Lessee's request, Lessor requires that the Lease be modified in accordance with the terms of this Agreement.

            D. In consideration of the foregoing, and for One Dollar ($1.00) and other valuable consideration received by each to their satisfaction, Lessor and Lessee hereby agree as follows:

                                    AGREEMENT

            1. Lessor and Lessee hereby agree that the initial term of the Lease shall end on June 30, 2008. All references in the Lease and herein to the "Term" shall be deemed to mean the period commencing on the Commencement Date (as defined in the Lease) and ending on June 30, 2008.

            2. Lessee agrees that the current annual Fixed Rent of Four Hundred Eighty-Five Thousand Seven Hundred Two and 67/100 Dollars ($485,702.76), which is payable in advance in equal monthly installments of Forty Thousand Four Hundred Seventy-Five Dollars and 23/100 ($40,475.23), shall be payable for the remainder of the Term, as the Term has been extended hereby.

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            3. Due to the extension of the Term to June 30, 2008, as described in PARAGRAPH 1 above, the First Renewal Term (as defined in the First Amendment) shall commence on July 1, 2008 and terminate on June 30, 2013. The Second Renewal Term (as defined in the First Amendment) shall commence on July 1, 201 3 and terminate on June 30, 2018.

            4. Except as specifically modified hereby, all of the terms and conditions of the Lease remain in full force and effect.

            5. This Agreement shall be binding upon, and inure to the benefit of, Lessor and Lessee and their respective successors, heirs and assigns.

            6. This Agreement shall be construed in accordance with the laws of the State of Connecticut.

            7. This Agreement may not be changed or modified, in whole or in part, except by written instrument executed by the party against whom enforcement of such change or modification is sought.

            IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and date first above written.

                             LESSOR:

                             COMMERCE PARK REALTY, LLC

                             By: Commerce Park Management Company
                                 Its Manager

                                 By: MELVYN J. POWERS
                                     ----------------
                                     Its President

                             LESSEE:

                             ADVANCED TECHNOLOGY MATERIALS, INC.

                             By:  DANIEL P. SHARKEY
                                  -----------------
                                  Its Vice President and Chief Financial Officer